UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2010

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(866) 405-5012

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2009, as part of the succession planning process of The Western Union Company (the “Company”), the Board announced the promotion of Mr. Hikmet Ersek to the position of Chief Operating Officer, with the expectation that Mr. Ersek would succeed Ms. Christina Gold as President and Chief Executive Officer. On April 27, 2010, the Board and Ms. Gold announced that the succession will be effective on September 1, 2010, when Ms. Gold will step down as President and Chief Executive Officer, to be succeeded by Mr. Ersek. Ms. Gold will also step down from the Board on that date. The Compensation and Benefits Committee of the Board has determined that, upon her departure, Ms. Gold will be eligible for benefits under the Company’s existing Severance / Change in Control Policy (Executive Committee Level), which are described in the Company’s 2010 Proxy Statement.

In connection with Ms. Gold’s departure, the Company and Ms. Gold will enter into a Letter Agreement under which Ms. Gold will serve as a consultant to the Company from September 1, 2010 through August 31, 2011. The Letter Agreement will extend through August 31, 2013 the term of Restrictive Covenant Agreements entered into by Ms. Gold in connection with the grant of awards to her pursuant to the Company’s 2006 Long-Term Incentive Plan. In consideration for Ms. Gold’s agreement to provide consulting services and to extend the Restrictive Covenant Agreements, the vesting of 63,238 (equal to a pro rata portion reflecting the completion of 18 months of the original 48-month vesting schedule) of the 168,635 restricted stock unit “career shares” granted to Ms. Gold in February 2009 will accelerate to September 1, 2010 and the remaining 105,397 of the career shares will be forfeited.

Also on April 27, 2010, the Company announced that the Board of Directors increased the size of the Board from ten to eleven and, effective April 26, 2010, appointed Mr. Ersek as a Class II director to fill the vacancy resulting from the increase in the size of the Board of Directors.

Mr. Ersek joined the Company in 1999, and held various positions of increasing responsibility until becoming the Company’s Executive Vice President and Managing Director, Europe/Middle East/Africa/South Asia in September 2006, and, in January 2009, adding the Asia Pacific region to his area of responsibility. Mr. Ersek was promoted to Chief Operating Officer effective January 1, 2010. Prior to joining Western Union, he held positions at Europay/MasterCard and General Electric (GE) Capital. Mr. Ersek is 49 years old.

On April 27, 2010, the Company issued a press release regarding the foregoing matters. The press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release dated April 27, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY

Dated: April 27, 2010	By:	/s/ SARAH J. KILGORE
	Name:	Sarah J. Kilgore
	Title:	Senior Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated April 27, 2010.